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                                                                    EXHIBIT 12.1

                                 ADVANSTAR, INC
          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY
       IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
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
                                                                         PREDECESSOR
                                 -------------------------------------------------------------------------------------------
                                                                                                             FOR THE PERIOD
                                 FIVE MONTHS   SEVEN MONTHS                                    SIX MONTHS    FROM JANUARY 1,
                                    ENDED         ENDED                                           ENDED       2000 THROUGH
                                   MAY 31,     DECEMBER 31,      YEAR ENDED DECEMBER 31,        JUNE 30,       OCTOBER 11,
                                 -----------   ------------   ------------------------------   -----------   ---------------
                                    1996           1996         1997       1998       1999        2000            2000
                                 -----------   ------------   --------   --------   --------   -----------   ---------------
                                                                                               (UNAUDITED)
                                                                  (DOLLARS IN THOUSANDS)
Earnings before fixed charges:
  Income (loss) before income
    taxes, extraordinary item
    and accounting change......    $ 4,469       $(9,338)     $(8,312)   $(27,172)  $(13,458)    $ 4,532         $(6,082)
  Portion of rents
    representative of interest
    factor.....................        382           575        1,024       1,368      1,798       1,008           1,821
  Interest on indebtedness.....      6,963         7,511       15,117      27,862     39,888      24,446          38,096
                                   -------       -------      -------    --------   --------     -------         -------
    Earnings (loss) before
      fixed charges............    $11,814       $(1,252)     $ 7,829    $  2,058   $ 28,228     $29,986         $33,835
                                   =======       =======      =======    ========   ========     =======         =======
Fixed charges:

  Portion of rents
    representative of interest
    factor.....................    $   382       $   575      $ 1,024    $  1,368   $  1,798     $ 1,008         $ 1,821
  Interest on indebtedness.....      6,963         7,511       15,117      27,862     39,888      24,446          38,096
                                   -------       -------      -------    --------   --------     -------         -------
    Total fixed charges........    $ 7,345       $ 8,086      $16,141    $ 29,230   $ 41,686     $25,454         $39,917
                                   =======       =======      =======    ========   ========     =======         =======
Ratio of earnings to fixed
  charges......................        1.6            --           --          --         --         1.2              --
                                   =======       =======      =======    ========   ========     =======         =======
Deficiency in the coverage of
  fixed charges by earnings
  before fixed charges.........         --        (9,338)      (8,312)    (27,172)   (13,458)         --          (6,082)
                                   =======       =======      =======    ========   ========     =======         =======

                                                  ADVANSTAR
                                 --------------------------------------------
                                  FOR THE PERIOD
                                 FROM OCTOBER 12,                 SIX MONTHS
                                   2000 THROUGH                      ENDED
                                   DECEMBER 31,      COMBINED      JUNE 30,
                                 ----------------   -----------   -----------
                                       2000            2000          2001
                                 ----------------   -----------   -----------
                                                    (UNAUDITED)   (UNAUDITED)
                                            (DOLLARS IN THOUSANDS)
Earnings before fixed charges:
  Income (loss) before income
    taxes, extraordinary item
    and accounting change......      $(29,930)       $(36,012)     ($22,192)
  Portion of rents
    representative of interest
    factor.....................           430           2,251         1,267
  Interest on indebtedness.....        15,219          53,315        33,895
                                     --------        --------      --------
    Earnings (loss) before
      fixed charges............      $(14,281)       $ 19,554      $ 12,970
                                     ========        ========      ========
Fixed charges:
  Portion of rents
    representative of interest
    factor.....................      $    430        $  2,251      $  1,267
  Interest on indebtedness.....        15,219          53,315        33,895
                                     --------        --------      --------
    Total fixed charges........      $ 15,649        $ 55,566      $ 35,162
                                     ========        ========      ========
Ratio of earnings to fixed
  charges......................            --              --            --
                                     ========        ========      ========
Deficiency in the coverage of
  fixed charges by earnings
  before fixed charges.........       (29,930)        (36,012)      (22,192)
                                     ========        ========      ========
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